                                                               Exhibit 3(b)(iii)

                                 INTERTAN, INC.

                          AMENDED AND RESTATED BYLAWS

                     (AS AMENDED THROUGH FEBRUARY 19, 1996)


                                   ARTICLE I

                                    OFFICES

          SECTION 1.     Registered Office.   The registered office of InterTAN,
                         -----------------
Inc. (hereinafter called the "Corporation") within the State of Delaware shall be located in the City of Wilmington, County of New Castle.

          SECTION 2.     Other Offices.   The Corporation may also have an
                         -------------
office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, in such other place or places, within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter sometimes called the "Board") may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 1.     Place of Meetings.  All meetings of stockholders of the
                         -----------------
Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

          SECTION 2.     Annual Meetings.   The annual meeting of stockholders
                         ---------------
of the Corporation for the election of Directors (which shall be by a plurality vote) and for the transaction of such other business as may properly come before the meeting shall be held annually on such date and at such time as may be fixed by the Board.

          To be properly brought before the annual meeting, business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the annual meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. A stockholder's proposal must be received at the principal executive offices of the Corporation on a timely basis in accordance with the rules and regulations of the Securities and Exchange Commission. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

          Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

          The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that certain business was not properly brought before the meeting in accordance with the provision of this Section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          SECTION 3.     Special Meetings.   Special meetings of the
                         ----------------
stockholders for any purpose or purposes, unless otherwise prescribed by statue or by the Corporation's Restated Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of special meeting.

          SECTION 4.     Action.   As provided in the Corporation's Restated
                         ------
Certificate of Incorporation, no action required to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

          SECTION 5.     Notice.   Written or printed notice of every meeting of
                         ------
stockholders, annual or special, stating the time and place thereof, and, if a special meeting, the purpose or purposes in general terms for which the meeting is called shall, not less than ten (10) days before such meeting, be served upon or mailed to each stockholder entitled to vote thereat, at his address as it appears upon the books of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, then to the address designated in such request.

          SECTION 6.     Quorum.   Except as otherwise provided by law or by the
                         ------
Corporation's Restated Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum. If, however, such majority shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted at the meeting as originally notified.

          SECTION 7.     Votes and Proxies.   At each meeting of stockholders,
                         -----------------
every stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the books of the Corporation on the date on which the transfer books were closed, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting. At such meeting every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

          At all meetings of the stockholders, a quorum being present, all matters shall be decided by a majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the Restated Certificate of Incorporation or by any applicable law. Unless so directed by the Chairman of the meeting, or required by the Delaware General Corporation Laws, the vote thereat on any question need not be by ballot.

          On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled. On a vote by ballot, the Chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no director or candidate for the office of director shall be appointed as such inspector.

          SECTION 8.     Stock List.   At least ten (10) days before every
                         ----------
election of directors, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each shall be made available by the Secretary for inspection. Such list shall be open, at a specified place within the city or at the place where the meeting is to be held for said ten (10) days, to the examination of any stockholder entitled to vote at that meeting and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.


                                  ARTICLE III

                                   DIRECTORS

          SECTION 1.     Number.   The business and property of the Corporation
                         ------
shall be conducted and managed by a board consisting of such number of directors as shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors, but not less than three (3), none of whom need be a stockholder.

          The board shall initially be composed of three (3) directors elected by the Incorporator of the Corporation. Any vacancy resulting from any increase in the size of the Board of Directors shall be filled as provided in Section 4 of this Article III. No decrease in the number of the directors shall have the effect of removing any incumbent director from office.

          SECTION 2.     Term of Office.   As provided in the Restated
                         --------------
Certificate of Incorporation, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The exact number of directors and the exact number of directors in each such class shall be determined from time to time by resolution adopted by the Board of Directors. From the initial Board of Directors elected by the Incorporator of the Corporation, the Class I director shall serve for a one year term, the Class II director for a two year term and the Class III director for a three year term. At each annual meeting of stockholders beginning in 1987, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director elected to fill a newly created directorship resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No director shall be removed from office without cause, except upon the affirmative vote of the holders of eighty percent (80%) of the shares then entitled to vote at an election of directors.

          SECTION 3.     Election of Directors.  Nominations for the election of
                         ---------------------
directors may be made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules and regulations of the Securities and Exchange Commission as then in effect; and (E) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The vote necessary to elect directors shall be as set forth in these Bylaws including, without limitation, Article II,

Section 7 hereof, unless otherwise required by the Delaware General Corporation Laws.

          SECTION 4.     Vacancies.   If any vacancy shall occur among the
                         ---------
directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, by a majority vote may fill the vacancies or newly created directorships. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

          SECTION 5.     Meetings.   Meetings of the Board of Directors shall be
                         --------
held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or by the Chairman of the Board, or by the President or as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman of the Board, the President or the Secretary or any two (2) of the directors in office by oral, telegraphic, or written notice, duly served or sent or mailed to each director no less than one (1) day before such meeting. Meetings may be held at any time and place without notice if all the directors are present, or if those not present shall in writing or by telegram or cable waive notice thereof. A regular meeting of the Board of Directors may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held. Regular meetings of the board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors. Members of the Board of Directors may participate in a meeting of such board by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant hereto shall constitute presence in person at such meeting.

          SECTION 6.     Quorum.   One third, but not less than two (2), of the
                         ------
directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.

          SECTION 7.     Compensation.   The directors may be paid their
                         ------------
expenses, if any, of attendance at each meeting of the Board of Directors, a fixed sum for attendance at each meeting of the Board of Directors and/or a stated fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee and/or other committees may be allowed like compensation and reimbursement of expenses for attending committee meetings.


                                   ARTICLE IV

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

          SECTION 1.     Executive Committee.   The Board of Directors may, by
                         -------------------
resolution passed by a majority of the whole board, appoint an Executive Committee of two (2) or more members, to serve at the pleasure of the Board of Directors, to consist of such directors as the Board of Directors may from time to time designate. The chairman of the Executive Committee shall be designated by the Board of Directors.

          SECTION 2.     Procedure.   The Executive Committee, by a vote of a
                         ---------
majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made other than by a majority vote of its members. Members of the Executive Committee or any other committee may participate in a meeting of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant hereto shall constitute presence in person at such meeting.

          SECTION 3.     Powers.   During the interval between the meetings of
                         ------
the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation, to the extent permitted by law.

          SECTION 4.     Minutes.   The Executive Committee shall keep regular
                         -------
minutes of its proceedings and all action by the Executive Committee shall be reported to the Board of Directors at its next meeting. Such action shall be subject to review by the Board of Directors, provided that no rights of third parties shall be affected by such review.

          SECTION 5.     Other Committees.   From time to time the Board of
                         ----------------
Directors, by the affirmative vote of a majority of the entire Board of Directors, may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred by the resolutions of appointment, and as shall be permitted by law.


                                   ARTICLE V

                                    OFFICERS

          SECTION 1.     Officers.   The Board of Directors shall elect, as
                         --------
officers, a Chairman of the Board, a President, a Chief Executive Officer, a Treasurer and a Secretary, and in their discretion one or more of the following officers: Chief Operating Officer, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been duly executed and qualified, or until he shall have died or resigned or shall have been removed in the manner provided herein. The powers and duties of two or more officers may be exercised and performed by the same person, except the offices of President and Secretary.

          SECTION 2.     Vacancies.   Any vacancy in any office may be filled
                         ---------
for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

          SECTION 3.     Chairman of the Board.  The Chairman of the Board (who
                         ---------------------
may also hold the office of Chief Executive Officer and/or President or other offices) shall preside at all meetings of the stockholders and the Board of Directors and have such other duties as the Board of Directors may prescribe.
In the Chairman's absence, such duties shall be attended to by the President or any Vice President.

          SECTION 4.     President/Chief Executive Officer.  The President and
                         ---------------------------------
Chief Executive Officer shall be the chief executive officer of the Corporation, and, subject to the provisions of these Bylaws, shall have general and active control of all of its business and affairs. He shall have the power to (i) appoint and remove subordinate officers, agents and employees, except that he may not remove those elected or appointed by the Board of Directors, and (ii) delegate and determine their duties. He shall keep the Board of Directors and the Executive Committee (if any) fully informed and shall consult them concerning the business of the Corporation. He may sign, with the Secretary or another officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of the Corporation. He shall, in general, perform all other duties normally incident to or as usually appertain to the office of President and Chief Executive Officer and such other duties as may be prescribed by these Bylaws, the stockholders, the Board of Directors or the Executive Committee (if any), from time to time.

          If the positions of President and Chief Executive Officer are held by two persons, then the Chief Executive Officer shall have the powers and responsibilities described in the previous paragraph. In such case, the President shall be considered the Chief Operating Officer, and he shall have the responsibilities assigned to him by the Chief Executive Officer.

          SECTION 5.     Executive Vice Presidents.    The Executive Vice
                         -------------------------
Presidents, if any, shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the President, the Executive Vice Presidents, in the order of their seniority in each office, or in such order as may be specified by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Executive Vice Presidents shall perform such duties as from time to time may be delegated to them by the Chairman of the Board or President.

          SECTION 6.     Senior Vice Presidents.  The Senior Vice Presidents, if
                         ----------------------
any, shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the President and the Executive Vice Presidents, the Senior Vice Presidents in the order of their seniority in each office, or in such other order as may be specified by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Senior Vice Presidents shall perform such duties as may from time to time be delegated to them by the Chairman of the Board, President or Executive Vice Presidents.

          SECTION 7.     Vice Presidents.   The Vice Presidents shall perform
                         ---------------
such duties as the Board of Directors may prescribe. In the absence or disability of the President, the Executive Vice Presidents, and the Senior Vice Presidents, the Vice Presidents in the order of their seniority in each office, or in such other order as may be specified by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Vice Presidents shall perform such duties as may from time to time be delegated to them by the Chairman of the Board, President, Executive Vice Presidents, or Senior Vice Presidents.

          SECTION 8.     Treasurer.   The Treasurer shall have charge of and be
                         ---------
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he may endorse for collection on behalf of the Corporation, checks, notes and other obligations; he may sign receipts and vouchers for payments made to the Corporation; singly or jointly with another person as the Board of Directors may authorize, he may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board of Directors; he shall cause to be kept correct books of account of all the business and transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made, and shall examine and certify the accounts of the Corporation; he shall render to the Board of Directors, the Executive Committee, the Chairman of the Board or to the President, whenever requested, an account of the financial condition of the Corporation; he may sign with the Chairman of the Board, the President, or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 9.     Assistant Treasurer.   The Assistant Treasurers, if
                         -------------------
any, in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the President or the Board of Directors shall prescribe.

          SECTION 10.    Secretary.   The Secretary shall keep the minutes of
                         ---------
all meetings of the stockholders and of the Board of Directors, and the committees thereof, in books provided for that purpose; he shall see that all notices are duly given in accordance with the provisions of law and these Bylaws; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when the seal is so affixed he may attest the same; he may sign, with the Chairman of the Board, the President, or a Vice President, certificates of stock of the Corporation; and in general he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 11.    Assistant Secretaries.  The Assistant Secretaries, if
                         ---------------------
any, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the President or the Board of Directors shall prescribe.

          SECTION 12.    Subordinate Officers.  The Board of Directors may
                         --------------------
appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

          SECTION 13.    Compensation.   The Board of Directors shall have power
                         ------------
to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

          SECTION 14.    Removal.   Any officer of the Corporation may be
                         -------
removed, with or without cause, by a majority vote of the Board of Directors at a meeting called for that purpose.

          SECTION 15.    Bonds.   The Board of Directors may require any officer
                         -----
of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amounts as may be satisfactory to the Board of Directors.


                                   ARTICLE VI

                             CERTIFICATES OF STOCK

          SECTION 1.     Form and Execution of Certificates.  The interest of
                         ----------------------------------
each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as may be prescribed from time to time by law and by the Board of Directors. The certificates of stock of each class and series now authorized or which may hereafter be authorized by the Restated Certificate of Incorporation shall be consecutively numbered and signed by the Chairman of the Board, the President, or a Vice President together either with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk and/or by a registrar, the signatures of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary upon such certificate may be facsimiles engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been placed upon, such certificate or certificates shall have ceased to be such, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued and delivered, such certificate or certificates may nevertheless be issued and delivered with the same effect as if such officer or officers had not ceased to be such at the date of its issue and delivery.

          SECTION 2.     Transfer of Shares.   The shares of the stock of the
                         ------------------
Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

          SECTION 3.     Record Dates.   The Board of Directors shall fix in
                         ------------
advance a time not more than sixty (60) days prior to the date of any meeting of stockholders as the time as of which stockholders entitled to notice of and to vote at such a meeting shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may also, in its discretion, fix in advance a date not exceeding fifty
(50) days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidence of rights, or evidences of interests arising out of any issuance, change, conversion or exchange of capital stock, as a record date for the determination of the stockholders entitled to receive or participate in any such dividend, distribution, rights or interests, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid.

          SECTION 4.     Lost or Destroyed Certificates.  In case of the loss or
                         ------------------------------
destruction of any outstanding certificate of stock, a new certificate may be issued upon the following conditions: (i) The owner of said certificate shall file with the Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit to be in such form and contain such statements as shall satisfy the Chairman of the Board and Secretary that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof; upon being so satisfied, the Chairman of the Board and Secretary shall require such owner to file an open penalty indemnity bond in such sum and in such form as they may deem advisable, and with a surety or sureties approved by them, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof; upon such indemnity bond being so filed, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and/or registrar of stock, if any, shall countersign and register such new certificate upon receipt of a written order signed by the said Chairman of the Board and Secretary, and thereupon the Corporation will save harmless said transfer agent and/or registrar in the premises; or (ii) The Corporation authorizes its transfer agent to accept from the owner of said certificate an open penalty indemnity bond in such sum and in such form as the Corporation shall determine. The President or any Vice President may act hereunder in the stead of the Chairman of the Board, and an Assistant Secretary in the stead of the Secretary. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered. A new certificate may be issued without requiring any bond when in the judgment of the Board of Directors it is proper to do so.


                                  ARTICLE VII

                               CHECK, NOTES, ETC.

          SECTION 1.     Execution of Checks, Notes, etc.  All checks and drafts
                         -------------------------------
on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

          SECTION 2.     Execution of Contracts, Assignments, etc.  All
                         ----------------------------------------
contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments (except as provided in Sections 1 and 3 of this Article VII) shall be signed by the Chairman of the Board, President, any Executive Vice President, Senior Vice President, or Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, or by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

          SECTION 3.     Execution of Proxies.   The Chairman of the Board,
                         --------------------
President, or a Vice President of the Corporation may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other companies standing in the name of the Corporation. All such proxies shall be signed in the name of the Corporation by the Chairman of the Board, President, or a Vice President and by the Secretary or an Assistant Secretary.

                                  ARTICLE VIII

                              WAIVERS AND CONSENTS

          SECTION 1.     Waivers.   Whenever under the provisions of any law or
                         -------
under the provisions of the Restated Certificate of Incorporation of the Corporation or these Bylaws, the Corporation, or the Board of Directors or any committee thereof, is authorized to take any action after notice to stockholders or the directors or the members of such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time if, at any time before or after such action be completed, such requirements be waived in writing by the person or persons entitled to said notice or entitled to participate in the action to be taken, or, in the case of a stockholder, by his attorney thereunto authorized.

          SECTION 2.     Consents.   Any action required or permitted to be
                         --------
taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.


                                   ARTICLE IX

                          DIVIDENDS AND RESERVE FUNDS

          SECTION 1.     Dividends.   Except as otherwise provided by law or by
                         ---------
the Restated Certificate of Incorporation, the Board of Directors may declare dividends out of the surplus of the Corporation at such times and in such amounts as it may from time to time designate.

          SECTION 2.     Reserve Funds.   Before crediting net profits to the
                         -------------
surplus in any year, there may be set aside out of the net profits of the Corporation for that year such sum or sums as the Board of Directors from time to time in its absolute discretion may deem proper as a reserve fund or funds to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall deem conducive to the interest of the Corporation.

                                   ARTICLE X

                              INSPECTION OF BOOKS

          The Board of Directors shall determine from time to time whether, and if allowed when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders; and the stockholders' rights in this respect are and shall be restricted and limited accordingly.


                                   ARTICLE XI

                                  FISCAL YEAR

          The fiscal year of the Corporation shall end on the thirtieth day of June of each year unless another date shall be fixed by resolution of the Board of Directors. After such date is fixed it may be changed for future fiscal years at any time or from time to time by further resolution of the Board of Directors.


                                  ARTICLE XII

                                      SEAL

          The corporate seal shall be circular in form and shall contain the name of the Corporation, the State of Incorporation, the words "Corporate Seal", and the year of incorporation.


                                  ARTICLE XIII

                                   AMENDMENTS

          Except as otherwise provided by law, these Bylaws or the Restated Certificate of Incorporation of the Corporation, these Bylaws may be altered, amended or repealed (i) at any regular or special meeting of the stockholders by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat or (ii) at any regular or special meeting of the Board of Directors by affirmative vote of a majority of the directors then in office; provided, however, that notice of the proposed alteration or amendment shall have been contained in the notice of the meeting.

                                  ARTICLE XIV

                         INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

          The Corporation shall indemnify and reimburse each person, and his heirs, executors or administrators, who is made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was or is a director, officer, employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually or reasonably incurred by him in connection with such action, suit or proceeding and shall advance the expenses incurred by any officer or director in defending any such action, suit or proceeding to the full extent permitted by
Section 145 of the General Corporation Law of the State of Delaware as it may be amended or supplemented from time to time. Such right of indemnification or advancement of expenses of any such person shall not be deemed exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          The foregoing provisions of this Article XIV shall be deemed to be a contract between the Corporation and each person who serves in any capacity specified therein at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or part upon any such state of facts.


          I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY that the foregoing are the Bylaws, as amended and restated, of said Corporation, as approved by the Board of Directors of said Corporation on May 22, 1996.


                                         /s/David S. Goldberg
                                         --------------------
                                         David S. Goldberg, Secretary